UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Better Home & Finance Holding Company
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On August 31, 2026, Better Home & Finance Holding Company (the "Company") issued the following press release.

Independent Proxy Analysis Highlights Significant Risks of Vishal Garg’s Campaign to Seize Control of Better Home & Finance Board of Directors

All Four Leading AI Models Reviewed by Proxyanalyst Conclude Shareholders Should Support Better’s Special Committee and Reject Mr. Garg’s Consent Solicitation

Independent Analysis Raises Concerns Regarding Garg’s Track Record, Conduct and Credibility

NEW YORK — August 31, 2026 — The Special Committee of the Board of Directors (the “Special Committee”) of Better Home & Finance Holding Company (NASDAQ: BETR) (“Better” or the “Company”) today highlighted the findings of an independent analysis of the consent solicitation being conducted by the Company’s former CEO, Vishal Garg.

Proxyanalyst, an independent, AI-driven proxy analysis service, instructed four leading AI models—Claude, Gemini, Grok and OpenAI—to review the proxy materials of Better and Mr. Garg and other relevant data and generate analyses and conclusions. All four models concluded that Better shareholders should reject Mr. Garg’s self-serving effort to remove five of the eight members of the Company’s Board of Directors (the “Board”), replace them with his hand-picked candidates and return himself to a leadership role at the Company.

The full Proxyanalyst analysis, which indicated “Strong” confidence in the conclusion that shareholders should reject Mr. Garg’s campaign, can be read here.

In reaching their determinations, the AI models highlighted the significant risk if Mr. Garg were to succeed in removing a majority of Better’s Board without identifying a single replacement director, giving him virtually unfettered control over Better.

The AI model analyses reviewed by Proxyanalyst also noted the following:

•Mr. Garg’s record as CEO significantly undermines his case for returning to power. Better generated substantial net losses during Mr. Garg’s tenure and the Company’s stock price declined significantly following its 2023 de-SPAC transaction.
•Mr. Garg’s proposal could create significant governance and Nasdaq compliance risks.
•Mr. Garg’s conduct during his campaign, including his misrepresentation of shareholder support for his consent solicitation, raises further concerns regarding his credibility.
•Better’s current path provides shareholders with a more credible opportunity to create long-term value.

The Special Committee issued the following statement:

The Proxyanalyst conclusion and the unanimity of the independent AI models reinforce our conviction that Mr. Garg’s campaign is not in the best interests of the Company or its shareholders. Mr. Garg is asking shareholders to take an extraordinary and destructive action without providing them with the most basic information necessary to make an informed decision about the future of the Company.

Mr. Garg led Better for more than a decade and had every opportunity to achieve consistent profitability and create value for shareholders, but he failed to do so. It is time for Better to move forward. We believe our shareholders, employees, customers and partners deserve stability, transparency and a thoughtful transition to the Company’s next generation of leadership—not another period of uncertainty and disruption.

The Special Committee urges Better shareholders NOT to sign or return Mr. Garg’s Green consent card. Shareholders who have previously signed or returned a Green consent card can revoke that consent by signing, dating and returning the Company’s WHITE Consent Revocation Card.

About Better

Better Home & Finance Holding Company (NASDAQ: BETR) is the first AI-native mortgage and home equity finance platform, and first fintech to fund more than $110 billion in loan volume. Better has leveraged its industry-leading AI platform, Tinman®, to achieve its singular mission of making homeownership cheaper, faster, and easier for all Americans. Tinman® allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates, and close their loan in as little as three weeks. In addition, Betsy™, the first AI loan agent built exclusively for the mortgage industry, revolutionizes the homebuying journey by answering questions, delivering approvals, comparing products, processing rate locks, and moving their loan application along to closing 24/7/365. Better’s mortgage offerings include GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage and home equity loans. Better serves customers in all 50 US states and the United Kingdom.

For more information, follow @SaveBETR and @betrmortgage on X and @betterdotcom on Instagram and TikTok.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical facts should be considered forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include those risks discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, as any such factors may be updated from time to time in the Company’s other filings with the SEC. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Important Additional Information and Where to Find It

The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") a definitive consent revocation statement dated August 28, 2026, together with an accompanying WHITE consent revocation card, in opposition to the solicitation of written consents by Vishal Garg and the members of his group (collectively, the "Garg Group") seeking to remove members of the Company's Board of Directors. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain copies of the consent revocation statement, any amendments or supplements thereto and any other documents filed by the Company with the SEC free of charge at the SEC's website (www.sec.gov) and at the Company's investor relations website (investors.better.com).

Participants in the Solicitation

The Company, members of its Board of Directors and certain of its executive officers and employees may be deemed to be “participants” (as defined in Instruction 3 to Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of revocations of consent from the Company's stockholders in connection with the Garg Group's consent solicitation. Information regarding such persons and their direct or indirect interests in the Company, by security holdings or otherwise, is set forth in the Company's definitive consent revocation statement, filed with the SEC on August 28, 2026. This document may be obtained free of charge from the sources indicated above.

For investor relations related inquiries, please reach out to ir@better.com.
For press and media related inquiries, please reach out to comms@better.com.

Source: Better Home & Finance Holding Company

The Proxyanalyst report referenced in the foregoing press release is reproduced below.

On August 31, 2026, Daniel Lewis, Interim Chief Executive Officer of the Company, posted the following messages to X (formerly known as Twitter).

On August 31, 2026, the Company issued the press release set forth below, which references an investor presentation posted on the Company’s investor relations website at investors.better.com. The investor presentation is included immediately following the press release.

Better Home & Finance Publishes Presentation Detailing Why Shareholders Should Support Leadership Change and Reject Vishal Garg’s Campaign to Seize Control of the Company

Highlights Better’s Path Forward Under New Leadership and Focused Strategy to Drive Long-Term Shareholder Value

Details Mr. Garg’s Record of Value Destruction, Unfulfilled Promises and Leadership Failures

Urges Shareholders to Disregard Mr. Garg’s Green Consent Card

NEW YORK — August 31, 2026 — The Special Committee of the Board of Directors (the “Special Committee”) of Better Home & Finance Holding Company (NASDAQ: BETR) (“Better” or the “Company”) today published an investor presentation in connection with the consent solicitation initiated by the Company’s former CEO, Vishal Garg, and his self-serving campaign to remove five members of the Company’s Board of Directors, replace them with his hand-picked candidates and return himself to a leadership role at Better.

The presentation provides shareholders with important information regarding the Company’s focused strategy under new leadership, Garg’s record as CEO, his costly, distracting and improper consent solicitation, and the directors he seeks to remove from the Board.

The presentation is available here.

As described in the presentation, the Company is quickly moving to improve its performance and focus its strategy. Over the last month, the Company has adjusted its partnerships and model to drive profitable growth.

These are things Garg failed to do for more than a decade. Garg is seeking to get back in control of Better, but without a plan. The Board (other than Garg) does not believe Garg should hold any executive role and does not believe Garg has a plan. And, even as Garg seeks to remove most of the directors, one of the few directors Garg would like to see remain on the Board, Hugh Frater, has said he will not serve on the Board if Garg returns to an executive role.

Rather than going backwards with Garg, the Special Committee urges shareholder to move forward with new leadership and an improved plan. The team is already executing with discipline, reducing costs and investing in proven distribution channels to maximize the value of Better’s core technology and competitive strengths for shareholders. We believe Better has the technology, products, people, partnerships and distribution capabilities necessary to create significant long-term value for shareholders.

The Special Committee unanimously recommends that shareholders sign, date and return the WHITE consent revocation card and disregard any green consent card received from Mr. Garg. Shareholders who have previously signed and returned a green consent card may revoke that consent at any time by signing, dating and returning the Company’s WHITE consent revocation card.

Shareholders who have questions regarding the consent solicitation or need assistance revoking a previously submitted consent should contact the Company’s proxy solicitor:

Saratoga Proxy Consulting LLC
(212) 257-1311 / (888) 368-0379
info@saratogaproxy.com

About Better

Better Home & Finance Holding Company (NASDAQ: BETR) is the first AI-native mortgage and home equity finance platform, and first fintech to fund more than $110 billion in loan volume. Better has leveraged its industry-leading AI platform, Tinman®, to achieve its singular mission of making homeownership cheaper, faster, and easier for all Americans. Tinman® allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates, and close their loan in as little as three weeks. In addition, Betsy™, the first AI loan agent built exclusively for the mortgage industry, revolutionizes the homebuying journey by answering questions, delivering approvals, comparing products, processing rate locks, and moving their loan application along to closing 24/7/365. Better’s mortgage offerings include GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage and home equity loans. Better serves customers in all 50 US states and the United Kingdom.

For more information, follow @SaveBETR and @betrmortgage on X and @betterdotcom on Instagram and TikTok.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical facts should be considered forward-looking statements, including, without limitation, statement and expectations regarding Mr. Garg’s role with the Company and the composition of its Board of Directors. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include those risks discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, as any such factors may be updated from time to time in the Company’s other filings with the SEC. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

Important Additional Information and Where to Find It

The Company has filed with the U.S. Securities and Exchange Commission (the "SEC") a definitive consent revocation statement dated August 28, 2026, together with an accompanying WHITE consent revocation card, in opposition to the solicitation of written consents by Vishal Garg and the members of his group (collectively, the "Garg Group") seeking to remove members of the Company's Board of Directors. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain copies of the consent revocation statement, any amendments or supplements thereto and any other documents filed by the Company with the SEC free of charge at the SEC's website (www.sec.gov) and at the Company's investor relations website (investors.better.com).

Participants in the Solicitation

The Company, members of its Board of Directors and certain of its executive officers and employees may be deemed to be “participants” (as defined in Instruction 3 to Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of revocations of consent from the Company's stockholders in connection with the Garg Group's consent solicitation. Information regarding such persons and their direct or indirect interests in the Company, by security holdings or otherwise, is set forth in the Company's definitive consent revocation statement, filed with the SEC on August 28, 2026. This document may be obtained free of charge from the sources indicated above.

Media Contact

Better Home & Finance
comms@better.com

Investor Contacts

Better Home & Finance
ir@better.com

John Ferguson / Joseph Mills
Saratoga Proxy Consulting LLC
jferguson@saratogaproxy.com
jmills@saratogaproxy.com
(212) 257-1311
(888) 368-0379

Source: Better Home & Finance Holding Company

Better Home & Finance SaveBETR: Better Has a Brighter Future Under New Leadership September 2026

Executive Summary 2 The Special Committee unanimously recommends that shareholders disregard any green consent cards received from Mr. Garg Better Is Executing a Plan to Deliver Long-Term Value Mr. Garg Has a Poor Track Record as a Leader Mr. Garg’s Campaign Is Self-Serving and Value-Destructive Mr. Garg Is Seeking to Remove Valuable Directors for Revenge • Because Mr. Garg remains on the Board, the Board (with Mr. Garg voting in favor) set up a Special Committee to take actions to protect shareholder interests • The Committee has been working closely with Interim CEO Daniel Lewis and the management team to strengthen and reposition the Company • Our strategy is straightforward: execute with discipline; invest in proven channels; diversify our exposure to refinancing; and pursue a focused product roadmap built around Better’s core strengths • We are confident that Better has the technology, products, people, partnerships and distribution capabilities to create long-term value for shareholders • During Mr. Garg’s tenure as CEO, the Company accumulated more than $2 billion in net losses and lost more than 90% of its value (much of which was suffered following the de-SPAC) • Mr. Garg often sought to deflect attention from these failures by making grand promises about the Company’s future, many of which remain woefully unfulfilled • Mr. Garg’s treatment of employees earned him international notoriety and one of the worst Glassdoor ratings of any CEO of a public financial services company • Based on these and other transgressions, the Board (excluding Mr. Garg) unanimously determined Mr. Garg was unfit to serve as CEO • Mr. Garg has launched a costly and distracting campaign to reconstitute the Board, reverse its decision and return himself to a leadership role at the Company • To advance his scheme, Mr. Garg has coordinated with a “group” of shareholders—whose identities, interests and arrangements have not been properly disclosed—and made a series of misleading statements • Mr. Garg’s reprisal campaign is disrupting the Company, negatively impacting employees and threatening the search for a new CEO • Mr. Garg has had a decade to implement his plans at Better without success; there is no reason to think the future will be different if he prevails in this campaign • Mr. Garg is seeking to remove five directors, four of whom were elected with overwhelming support just a few months ago • These directors have a valuable mix of experience and institutional knowledge • One of the two directors Mr. Garg is not seeking to remove, Hugh Frater, has indicated that he would not continue serving on the Board if Mr. Garg returns in any executive capacity, including as a director with executive responsibilities; the other, Michael Farello, has indicated that he is considering whether he would leave the Board at the 2027 annual meeting of shareholders • As a result, if Mr. Garg’s consent solicitation is successful, he may end up with unilateral control 1 2 3 4

Better Has a Brighter Future Under New Leadership 3 Our strategy: use Better’s leading technology and products to access distribution at structurally lower customer acquisition costs Build Around Tinman® • Maintain one standardized platform across partners, rather than developing a separate build for every partner relationship • TinmanGo soft launch expected by the end of Q3’26 Lead with HELOC • HELOC represents the clearest near-term opportunity to generate revenue, expand distribution and demonstrate the capability of the platform before extending into additional products Seek to Compete, Not Replace • Better does not need to displace incumbents to win • We believe we can create significant value by giving consumers a choice and providing a strong consumer proposition, broader credit-box coverage, higher approval rates and better service Drive Down Costs, Increase Partner LTV • We are prioritizing partners with existing customer distribution where we can deepen customer relationships, expand access to credit and increase the lifetime value of our partners’ customers 1

Our Old Partnership Model Was Suboptimal, But Correctable 4 The opportunity in housing finance is not the problem; our execution under Mr. Garg’s leadership consistently fell short • In the last two years, two partnerships generated less than $30,000 in combined revenue; another two partnerships generated no funded loans at all; yet each of these partnerships required meaningful investment in technology and people • Each of these failed partnerships shared the same structural defects: — Economics were not modeled before commitments were made; — Each partnership required substantial bespoke development; — Partners had no marketing obligations, minimum volumes or other requirements; — Accountability for success ended after the partnerships were launched; and — Most importantly, we did not establish why each partner belonged in Better’s distribution model • Under Mr. Garg’s leadership, Better’s partnership execution lacked commercial discipline, standardization and accountability • However, these issues are correctable, and we believe the partnership opportunity has strong market fit 1

A Better Partnership Model 5 By changing how we approach partnerships, we believe we can realize significantly greater value from these relationships Go to where the customers already are Target partners with large existing customer bases with a reason to rapidly drive adoption Underwrite before we build Model revenue potential and expected customer acquisition costs, ongoing support costs and contribution margin before committing resources Build once, distribute many times Tinman® and TinmanGo are Better’s common infrastructure; bespoke tools should be the exception and must justify their investment and demonstrate their repeated utility Align economics Partners should share responsibility for customer access and adoption; customized requirements should require appropriate minimum volumes, fees or other economic commitments Keep capital on the platform, not the balance sheet Focus on committed funding and takeout, short holding periods and controlled credit, liquidity and recourse exposure Measure success in funded loans and profit, not logos Every partnership should have an internal “owner,” adoption plan and scorecard, with success measured by objective and quantitative metrics 1

6 Three priorities for our next phase of execution, underpinned by simplified operations Our Operational Focus Distribution Product Tinman® Partner-led distribution across consumer platforms, wholesale brokers and NEO. Winning on manufacturing efficiency, not acquisition spend. Aggressive HELOC investment with differentiated underwriting and loan officer experience. Expanding from direct-to-consumer to enterprise. AI-native platform from lead to fund. Proprietary manufacturing system driving lower costs and faster closings. 1

7 Powered by Tinman®, Our Proprietary AI Mortgage Platform Customer Experience Operational Excellence ▪ Tinman® AI drives better, faster , and cheaper customer experience ▪ Customer can interact digitally with Tinman® to manage entire process ▪ Higher approval rate and lower interest rate for consumers ▪ Dynamically surface pricing options flexibly adjusted by customer ▪ Obtain/refinance loan, insurance, or real estate agent as convenient ▪ Tinman® AI triangulates consumer attributes, property attributes, and unique investor criteria ▪ Powers rapid review of loan files ▪ Over $110B of originated volume ▪ Default rate is one-third of the industry average ▪ “Taskify”, the loan production process, by reducing high-cost labor into machine-driven tasks ▪ Consistent and singular format data Compliance System Tinman® Point of Sale Closing System QC System Document & Disclosures Engine Loan Origination System Eligibility Engine Pricing Engine CRM One-Day Mortgage 1

Our Strategy in Action: Wholesale, Powered by TinmanGo 8 D2C shows us what consumers want; NEO shows us what loan officers need; TinmanGo brings those insights together and allows us to target a significant revenue opportunity Built from Better’s retail DNA Apply Better’s digital consumer experience, automation and NEO loan officer insights to wholesale distribution HELOC first Establish the platform with HELOC, then expand to non-QM and conforming products Build once, distribute broadly Standardized onboarding and infrastructure that can scale across brokers without the need for a bespoke build for each relationship TinmanGo HELOC soft launch and initial broker cohort Expand products and scale distribution Q3’26 Q4’26 – 27 1

1 Light Balance Sheet and Low-Risk Funding Model, Attracting New Mortgage Investors

Assets acquired by Better's network of third-party investors

Streamlined, tech-enabled access to multiple markets

Assets matched to identified funding at origination, aligning to the criteria of institutional investors

Strong and growing institutional investor acceptance

Tinman + Betsy™

$850M
Funding Capacity

10+ Bids
Per average loan

~26 Days
Loans held on balance sheet[1]

~40
Mortgage Investors

Government-Sponsored Enterprises | **Banks** | **Originator & Servicers** | **Asset Managers** | **Mortgage Real Estate Investment Trusts**

Better

Note: Metrics As of June 30, 2026.

1. Average time a loan is held on Better's balance sheet for Q2 2026 for non-cash advance funded loan volume

9

Despite Our Momentum, Vishal Garg, Better’s Former CEO, Is Seeking to Take the Company Backward 10 Who Is Running this Consent Solicitation? • Vishal Garg, Better’s founder and former CEO, who remains on the Board • The Board, other than Mr. Garg, unanimously voted to remove Mr. Garg from his executive duties on August 3 and search for a new CEO What Is Mr. Garg Seeking to Do? • Mr. Garg is seeking to remove five of the Board’s eight directors: Daniel Lewis, Arnaud Massenet, Bhaskar Menon, Prabhu Narasimhan and Harit Talwar • One of the two directors Mr. Garg is not seeking to remove, Hugh Frater, has indicated that he would not continue serving on the Board if Mr. Garg returns in any executive capacity, including as a director with executive responsibilities; the other, Michael Farello, has indicated that he is considering whether he would leave the Board at the 2027 annual meeting of shareholders • As a result, Mr. Garg may end up with unilateral control, including the power to name anyone he wishes to the Board or management Why Is Mr. Garg Seeking Control of the Board? • Mr. Garg wants to return to an executive role at the Company; he has said at various times that he wants to be Interim CEO, Executive Chair or Chief Product and Technology Officer • Once Mr. Garg and his hand-picked directors control the Board, he can appoint himself to any role he wants How Does Mr. Garg Plan to Achieve His Goal? • Mr. Garg is seeking to leverage the disproportionate voting power of his super-voting Class B shares and aiming to amplify that influence by coordinating with a group of shareholders whose identities, interests and arrangements have not been properly disclosed

What Is Vishal Garg’s Consent Solicitation About? 11 During his decade-long tenure as CEO of Better, Vishal Garg:  Destroyed more than $7 billion of shareholder value;1  Presided over more than $2 billion in cumulative net losses;  Repeatedly failed to deliver on his own commitments and financial targets;  Gained international notoriety for his treatment of employees, including his termination of 900 employees on a Zoom call; and  Earned one of the lowest Glassdoor approval ratings of any CEO of a publicly traded financial services company Accordingly, the Board of Directors unanimously (without Mr. Garg) concluded that Mr. Garg was unfit to lead Better Now, Mr. Garg is seeking to reconstitute the Board, reverse its decision and return himself to a leadership role at the Company Why should shareholders believe that the outcome would be any different if Mr. Garg were to return to Better in a leadership role? 1. Based on the difference between the Company’s peak post-money equity value of $7.7 billion, as disclosed in the Form S-4 filed with the SEC on August 3, 2021, and its market capitalization as of August 3, 2026.

By the end of Mr. Garg’s tenure, Better’s equity valuation was just a fraction of what it was before the Company went public Mr. Garg Destroyed More Than $7 Billion of Value in the Transition from Private to Public Markets 121. Source: Better Press Release, May 11, 2021 (“The transaction reflects an implied equity value for Better of approximately $6.9 billion and a post-money equity value of approximately $7.7 billion.”). 2. Source: FactSet. Data as of August 3, 2026. $7.7 $0.5 Peak Private Market Implied Post-Money Equity Valuation¹ Market Capitalization at the End of Mr. Garg's Tenure² Better Equity Value ($B) -93% 2

2 Better Underperformed on a TSR Basis During Mr. Garg's Tenure

Better lost more than 90% of its value as a public company during Mr. Garg's tenure, much of which was lost shortly following the de-SPAC

Total Shareholder Return During Mr. Garg's Tenure



93%
66%
(97%)
(32%)
(5%)
Better
Mortgage Originators and Platforms[1]
Mortgage / Real Estate Tech Platforms[2]
Nasdaq Composite Index
Russell 2000 Index

Source: Bloomberg. Data from August 23, 2023 to August 3, 2026. Peer data refers to median.
1. *"Mortgage Originators and Platforms" include loanDepot, PennyMac Financial Services, Rocket Companies, UWM Holdings and Walker & Dunlop.*
2. *"Mortgage / Real Estate Tech Platforms" include Blend Labs, nCino, Opendoor Technologies and Zillow Group.*

Better 13

The annualized total shareholder returns Mr. Garg generated during his tenure were the lowest among mortgage CEOs Mr. Garg Has the Worst Track Record Among His Peers 14 2 18% 13% 11% (7%) (17%) (32%) (36%) (36%) (37%) (83%) Annualized Total Shareholder Return During CEO's Tenure Source: Bloomberg. Data runs from the beginning of each CEO’s tenure (or the company’s public listing) to August 3, 2026.

Despite Mr. Garg’s promises, profitability has been elusive, and Better has had 21 consecutive quarters of net losses Better Accumulated Billions in Net Losses Under Mr. Garg 15 2 Source: Company filings. ($0.1) ($0.2) ($0.4) ($0.7) ($0.8) ($1.0) ($1.3) ($1.4) ($1.4) ($1.7) ($1.8) ($1.9) ($1.9) ($2.0) ($2.0) ($2.1) ($2.1) ($2.1) ($2.2) ($2.2) ($2.3) Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4'23 Q1'24 Q2'24 Q3'24 Q4'24 Q1'25 Q2'25 Q3'25 Q4'25 Q1'26 Q2'26 Cumulative Net Loss ($B)

Mr. Garg missed the long-term targets he set when the Company was preparing to go public—by an extraordinary margin Mr. Garg Has a Long History of Failing to Deliver on His Commitments 16 2023 Net Revenue ($M) 2023 Adjusted EBITDA ($M) 2023 Adjusted Net Income ($M) Total Expenses for 9M Ending 9/30/23 ($M) Source: Better Investor Presentation, filed with the SEC on May 11, 2021, and Company filings. See Appendix for non-GAAP reconciliations. 2 $5,140 $72 Mr. Garg's Target Issued in May 2021 Actual $1,860 ($163) Mr. Garg's Target Issued in May 2021 Actual $1,281 ($228) Mr. Garg's Target Issued in May 2021 Actual $292 $538 Mr. Garg's Target Issued in May 2021 Actual

Mr. Garg missed his monthly loan volume target in Q2’26, which contributed to a significant decline in Better’s stock price Mr. Garg Continues to Miss Important Milestones 17 2 "We're already pacing to fund $500 million in monthly volume as a result of the growth through these partnerships, and that momentum is accelerating rapidly. In the next 6 months, we are comfortable that this will double to at least $1 billion a month in funded loan volume.“ Vishal Garg, Former CEO Q3’25 Earnings Call, November 13, 2025 -44% Source: Company filings. $1,000 $556 Mr. Garg's Target for May 2026 Q2'26 Average Monthly Loan Volume Monthly Loan Volume ($M)

2 Mr. Garg Was the "Poster Child for Bad Bosses"[1] During His Tenure

Mr. Garg's "vulgar rants and public outbursts,"[1] including one where he called employees "dumb dolphins," were widely reported

- On November 20, 2020, *Forbes* published a profile of Mr. Garg detailing his "volatile"[2] leadership and "scorched-earth management style,"[2] noting that his frequent outbursts "caused headaches for some staffers, and forced others to quit"[2]
  - Mr. Garg's profanity-laced rants apparently predated his tenure at Better; the *Forbes* article noted that, in a deposition related to a lawsuit in which he was accused of theft, Mr. Garg threatened to "staple [former business partner Raza Khan] against a f*cking wall and burn him alive"[2]
  - In another email obtained by *Forbes*, Mr. Garg lamented to Better employees that they "weren't pressing [a title insurance partner] hard enough,"[2] admonishing employes to "press your [partner] to the point of breaking, then break them. Break them...Punish Them. Punish them like they just stole candy from your little sister"[2]
- In December 2021, *Business Insider* published a similar profile, characterizing Mr. Garg as "chaotic, [and] hell-bent on getting his way,"[1] with former employees likening Mr. Garg to Leonardo DiCaprio's portrayal of turbulent stockbroker Jordan Belfort in "The Wolf of Wall Street," noting that Mr. Garg could be "disturbingly aggressive"[1]


BUSINESS INSIDER

Vulgar rants and public outbursts: How Better CEO Vishal Garg went from the visionary atop America's best startup to the poster child for bad bosses

*"HELLO—WAKE UP BETTER TEAM. You are **TOO DAMN SLOW**. You are a **bunch of DUMB DOLPHINS** and...DUMB DOLPHINS get caught in nets and **eaten by sharks**. SO STOP IT. STOP IT. STOP IT RIGHT NOW. **YOU ARE EMBARRASSING ME**."*

Vishal Garg, Former CEO
Email to Employees

Better

1. Source: Alex Nicoll, Daniel Geiger and Carter Johnson, "Vulgar rants and public outbursts: How Better CEO Vishal Garg went from the visionary atop America's best startup to the poster child for bad bosses," Business Insider, December 18, 2021.
2. Source: David Jeans and Noah Kirsch, "Mortgages, Fraud Claims and 'Dumb Dolphins': A Tangled Past Haunts Better.com CEO Vishal Garg," Forbes, November 20, 2020.

18

2 Mr. Garg Gained International Notoriety for His Behavior

Mr. Garg's termination of 900 Better employees on a Zoom call went viral and earned the Company unwanted publicity

- On December 1, 2021, Mr. Garg held a Zoom call during which he laid off more than 900 employees, approximately 10% of Better's workforce
- The incident attracted international attention, earning Mr. Garg a reputation as a "viral symbol of corporate mismanagement"[1]
- Within days of the Zoom call, three senior communications and marketing executives resigned amid the public backlash[2]
- The Company's then-pending business combination with Aurora Acquisition Corp. was delayed amid the resulting "mountain of bad press"[3]
- Mr. Garg was placed on a one-month leave of absence while an outside firm conducted a "leadership and cultural assessment" of the Company
- Better acknowledged that, after this incident, a number of senior employees openly questioned Mr. Garg's leadership and expressed their views that Mr. Garg should not return as CEO[4]
- The Company further noted that the reputational damage stemming from Mr. Garg's behavior had a significant negative impact on the Company, including increased attrition among its remaining workforce and senior leadership, diminished employee productivity, impaired financial results and disruption to partner relationships[4]

BBC

Vishal Garg: US boss fires 900 employees over Zoom

Beth Timmins — 7 December 2021

THE WALL STREET JOURNAL.

Better.com CEO to Take Time Off After Zoom Firings

Joseph Pisani — December 10, 2021

THE TIMES OF INDIA

Indian-American CEO, in Zoom call shocker, lays off 900 staffers

Chidanand Rajghatta — December 7, 2021

The New York Times

The Better.com C.E.O. says he's 'deeply sorry' for firing workers over Zoom

Derrick Bryson Taylor & Jenny Gross — December 8, 2021

1. Source: "The End of Better.com: The Zoom Firing That Destroyed a Digital Mortgage Giant," Headcount Coffee, December 3, 2025.
2. Alex Nicoll and Carter Johnson, "Better's top marketing, PR, and communications executives have resigned after mass layoffs at the online-mortgage startup," Business Insider, December 7, 2021.
3. Source: Connie Kim, "Better.com's improbable IPO proposal is approved," HousingWire, August 11, 2023.
4. Source: Better Amended Form S-4, filed with the SEC on July 14, 2022.

Better

19

2 Mr. Garg Is Described by Employees in Unflattering Terms

Employee reviews of Mr. Garg portray him as a constant source of dysfunction and cultural deterioration

"Toxic"[1]	"Chaotic "[2]	"Nut Case"[3]	"Abrasive"[4]	"Insecure"[5]	"Arrogant"[5]
"Unprofessional"[6]	"Profane"[6]	"An issue"[7]	"A toddler"[8]	"Narcissist"[9]	"The problem"[9]
"Unhinged"[10]	"Immoral"[11]	"Deranged"[12]	"A joke"[13]	"Tyrant"[14]	"A fraud"[15]
"Petulant child"[16]	"A madman"[17]	"Horrible"[18]	"Lunatic"[19]	"Egotistical"[20]	"Trash"[21]
"Disrespectful"[22]	"Condescending"[22]	"A nightmare"[23]	"The worst"[24]	"Rude"[25]	"Scumbag"[26]
"A bully"[27]	"Loose cannon"[28]	"A liar"[29]	"Volatile"[30]	"Greedy"[30]	"Callous"[31]

Better

Source: Glassdoor. See Appendix for citations.

20

Mr. Garg has one of the lowest Glassdoor approval ratings of any CEO of a publicly traded financial services company Mr. Garg Lost Credibility with Better Employees 21 “Better.com is seeing a backlash on company review sites like Glassdoor.com and Trustpilot.com, with some people citing the company's ‘bad leadership.’ People who identified themselves as former employees on Glassdoor singled out the Zoom call and management as problematic.” CBS News December 7, 2021 Source: Glassdoor. 0% 25% 50% 75% 100% Glassdoor Approval Rating of All CEOs in the Russell 3000 Financial Services Index With an approval rating of just 29%, Mr. Garg is in the bottom 3% of all CEOs of financial services companies in the Russell 3000 Index 2

3 We Believe Mr. Garg Violated Federal Securities Laws

A **Coordinated with an Undisclosed "Group" of Shareholders**	• We believe Mr. Garg is acting together with a self-proclaimed "group" of investors in an effort to gain abrupt control of Better without paying a control premium • However, Mr. Garg has not properly disclosed the identifies, interests and arrangements of the members of that group, which we believe violates Section 13(d) of the Exchange Act
B **Made a Series of False and Misleading Statements**	• Mr. Garg has disseminated materially false and misleading claims to the Company's shareholders regarding the level of support he has for his campaign • Mr. Garg has claimed that he had "corralled 52% of the vote"[1] when in fact his level of support was significantly lower • Mr. Garg has since withdrawn his claim[2]
C **Engaged in Unlawful Solicitation**	• Mr. Garg has repeatedly solicited shareholder support—in private messages, social media posts and in press releases—without first filing a definitive consent solicitation statement as required by the federal securities laws

Better

1. *Source: Vishal Garg Bloomberg TV Interview, August 17, 2026.*
2. *Source: Vishal Garg Revised Preliminary Consent Solicitation Statement, filed with the SEC on August 25, 2026.*

22

4 The Special Committee Members Are Accomplished and Dedicated

Michael Farello
Director Since 2023 | Age 61



- Managing Partner of L Catterton, a PE firm
- Former VP, North American Consumer at Dell
- Director of Oddity Tech (NASDAQ: ODD) and Vroom (NASDAQ: VRM)

Hugh Frater
Director Since 2026 | Age 71



- Former CEO of Federal National Mortgage Association (commonly known as Fannie Mae)
- Founding partner of BlackRock
- Director of Hippo Holdings (NASDAQ: HIPO)

Daniel Lewis
Director Since 2026 | Age 51



- Interim CEO of Better
- Managing Director at Orange Capital
- Former CEO of Ascend Fundraising Solutions
- Former Managing Director in the Global Special Situations Group at Citi

Arnaud Massenet
Director Since 2023 | Age 60



- Former CEO of Aurora Acquisition Corp.
- Former Founder of South West Capital Partners
- Co-Founder of Net-a-Porter
- Extensive investing experience in growth-stage companies

Bhaskar Menon
Director Since 2025 | Age 65



- Lead Independent Director of the Company since 2025
- Former Chief Digital and Transformation Officer of Alorica
- Former senior leadership positions at Mphasis

Prabhu Narasimhan
Director Since 2023 | Age 46



- Founder and CEO of Brahma AI
- Former Managing Partner of NaMa Capital Advisors
- Former Chief Investment Officer of Aurora Acquisition Corp.

Harit Talwar
Director Since 2023 | Age 65



- Former Partner at Goldman Sachs, where he founded and led its global consumer platform
- Former President of U.S. Cards and Chief Marketing Officer at Discover Financial Services
- Director of Mastercard (NYSE: MA)

Chairman of the Board

Lead Independent Director

Committee Chair

Audit Committee

Compensation, Corporate Governance and Nominations Committee

Better

23

Reconciliation of Non-GAAP Measures Appendix

Non-GAAP Financial Measures 25 We report Adjusted Net Loss and Adjusted EBITDA, which are financial measures not prepared in accordance with generally accepted accounting principles (“non-GAAP”) that we use to supplement our financial results presented in accordance with GAAP. These non-GAAP financial measures should not be considered in isolation and are not intended to be a substitute for any GAAP financial measures. These non-GAAP measures provide supplemental information that we believe helps investors better understand our business, our business model, and how we analyze our performance. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning and are not prepared under any comprehensive set of accounting rules or principles. Accordingly, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We include reconciliations of Adjusted Net Loss and Adjusted EBITDA to GAAP Net Income (Loss), their most closely comparable GAAP measure. We encourage investors and others to review our condensed consolidated financial statements and notes thereto in their entirety included elsewhere in this quarterly report on Form 10-Q, not to rely on any single financial measure, and to consider Adjusted Net Loss and Adjusted EBITDA only in conjunction with their respective most closely comparable GAAP financial measure. We believe these non-GAAP financial measures are useful to investors for supplemental period-to-period comparisons of our business and understanding and evaluating our operating results for the following reasons: • We use Adjusted Net Loss to assess our overall performance, without regard to items that are considered to be unique or non-recurring in nature or otherwise unrelated to our ongoing revenue-generating operations; • Adjusted EBITDA is widely used by investors and securities analysts to measure a company's operating performance without regard to items such as stock-based compensation expense, depreciation and amortization expense, interest and amortization on non-funding debt, income tax expense, and costs that are unique or non- recurring in nature or otherwise unrelated to our ongoing revenue-generating operations, all of which can vary substantially from company to company depending upon their financing and capital structures; • We use Adjusted Net Loss and Adjusted EBITDA in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance; and • Adjusted Net Loss and Adjusted EBITDA provide consistency and comparability with our past financial performance, facilitate period-to-period comparisons of our core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Non-GAAP Financial Measures (Continued) 26 Further, although we use these non-GAAP measures to assess the financial performance of our business, these measures have limitations as analytical tools, and they should not be considered in isolation or as substitutes for analysis of our financial results as reported under GAAP. Some of these limitations are, or may in the future be, as follows: • Although depreciation and amortization expense is a non-cash charge, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; • Adjusted Net Loss and Adjusted EBITDA exclude stock-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; • Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; • Adjusted EBITDA does not reflect (i) interest expense, or the cash requirements necessary to service interest or principal payments on our non-funding debt, which reduces cash available to us; or (ii) tax accruals or tax payments that represent a reduction in cash available to us; and • The expenses and other items that we exclude in our calculations of Adjusted Net Loss and Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from similarly titled non-GAAP measures when they report their operating results, and we may, in the future, exclude other significant, unusual or non-recurring expenses or other items from these financial measures. Because of these limitations, Adjusted Net Loss and Adjusted EBITDA should be considered along with other financial performance measures presented in accordance with GAAP, and not as an alternative or substitute for our financial results prepared and presented in accordance with GAAP. Adjusted Net Loss and Adjusted EBITDA We calculate Adjusted Net Loss as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants and equity related liabilities, and other non-core operational expenses. We calculate Adjusted EBITDA as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants and equity related liabilities, interest on the subordinated 0% bridge promissory notes that converted into or were exchanged for our Class A common stock and our Class C common stock (such notes, “Pre-Closing Bridge Notes”), and other non-recurring or non-core operational expenses, as well as interest and amortization on non-funding debt (which includes interest on the Convertible Note), depreciation and amortization expense, and income tax expense.

Net Loss to Adjusted Net Loss Reconciliation of Non-GAAP Measures 27 Year Ended December 31, (Amounts in millions) 2023 Adjusted Net Loss Net loss (GAAP) ($536.4) Stock-based compensation expense1 54.1 Change in fair value of warrants2 0.5 Change in fair value of preferred stock warrants2 (0.3) Change in fair value of bifurcated derivative3 236.6 Restructuring, impairment, and other expenses4 17.5 Adjusted Net Loss (228.0) 1. Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize employees and consultants recognized over the applicable vesting period. This expense is a non- cash expense. We exclude this expense from our internal operating plans and measurement of financial performance (although we consider the dilutive impact to our stockholders when awarding stock-based compensation and value such awards accordingly). 2. Change in fair value of convertible preferred stock warrants and other warrants which comprises the Public Warrants and Private Warrants as well as the Sponsor Locked-Up Shares, represents the change in fair value of liability-classified warrants as presented in our Consolidated Statements of Operations and Comprehensive Loss. This charge is a non-cash charge. 3. Change in fair value of bifurcated derivative represents the change in fair value of embedded features within the Pre-Closing Bridge Notes that require bifurcation and are a separate unit of accounting. The bifurcated derivative is marked to market at each reporting date. This expense is a non-cash expense, and we believe that it does not correlate to the performance of our business during the periods presented. 4. Restructuring, impairment, and other expenses are primarily comprised of employee one-time termination benefits and impairment of Loan Commitment Asset. For details on the breakout, please refer to Note 5 to our consolidated financial statements included in our Annual Report for the year ended December 31, 2023.

Net Loss to Adjusted EBITDA Reconciliation of Non-GAAP Measures (Continued) 28 Year Ended December 31, (Amounts in millions) 2023 Adjusted EBITDA Net loss (GAAP) ($536.4) Income tax expense 2.0 Depreciation and amortization expense5 42.9 Stock-based compensation expense1 54.1 Interest and amortization on non-funding debt6 19.9 Restructuring, impairment, and other expenses4 17.5 Change in fair value of warrants2 0.5 Change in fair value of convertible preferred stock warrants2 (0.3) Change in fair value of bifurcated derivative3 236.6 Adjusted EBITDA (163.2) 1. Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize employees and consultants recognized over the applicable vesting period. This expense is a non- cash expense. We exclude this expense from our internal operating plans and measurement of financial performance (although we consider the dilutive impact to our stockholders when awarding stock-based compensation and value such awards accordingly). 2. Change in fair value of convertible preferred stock warrants and other warrants which comprises the Public Warrants and Private Warrants as well as the Sponsor Locked-Up Shares, represents the change in fair value of liability-classified warrants as presented in our Consolidated Statements of Operations and Comprehensive Loss. This charge is a non-cash charge. 3. Change in fair value of bifurcated derivative represents the change in fair value of embedded features within the Pre-Closing Bridge Notes that require bifurcation and are a separate unit of accounting. The bifurcated derivative is marked to market at each reporting date. This expense is a non-cash expense, and we believe that it does not correlate to the performance of our business during the periods presented. 4. Restructuring, impairment, and other expenses are primarily comprised of employee one-time termination benefits and impairment of Loan Commitment Asset. For details on the breakout, please refer to Note 5 to our consolidated financial statements included in our Annual Report for the year ended December 31, 2023. 5. Depreciation and amortization represents the loss in value of fixed and intangible assets through depreciation and amortization, respectively. These expenses are non-cash expenses, and we believe that they do not correlate to the performance of our business during the periods presented. 6. Interest and amortization on non-funding debt represents interest and amortization on a corporate line of credit as presented in our Consolidated Statements of Operations and Comprehensive Income (Loss). Interest and amortization on non-funding debt excludes interest income from mortgage loans held for sale and warehouse interest expense on warehouse facilities, which are both core to our operations and recorded in the “total net revenues” caption of our Consolidated Statements of Operations and Comprehensive Income (Loss).

Important Information Appendix

Important Information 30 Forward-Looking Statements and Risk Factors This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical facts should be considered forward-looking statements, including, without limitation, statements and expectations regarding Mr.’s Garg’s role with the Company and the composition of the Company’s board of directors, anticipated return to growth, annualized cost reductions, the anticipated launch of the Company’s wholesale program and TinmanGo and the launch and performance of enterprise partnerships. In some cases, you can identify forward- looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include those risks discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. Non-GAAP Information This presentation includes the presentation and discussion of certain non-GAAP financial measures, including Adjusted EBITDA. These measures should be reviewed in conjunction with the most comparable GAAP financial measures and should not be considered as a substitute for, or superior to, financial measures calculated in accordance with GAAP. For additional important information and disclosure regarding our use of Non-GAAP measures please see the Appendix: Reconciliation of Non- GAAP Measures to this presentation. In addition, please see the Appendix: Reconciliation of Non-GAAP Measures for reconciliations of these Non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Important Information (Continued) 31 Important Additional Information and Where to Find It The Company has filed a consent revocation statement and accompanying statement and accompanying WHITE consent revocation card, and other relevant documents with the SEC in opposition to the solicitation of written consents by Vishal Garg and the members of his group (collectively, the "Garg Group") seeking to remove members of the Company's Board of Directors. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain copies of the consent revocation statement, any amendments or supplements thereto and any other documents filed by the Company with the SEC free of charge at the SEC's website (www.sec.gov) and at the Company's investor relations website (investors.better.com). Participants in the Solicitation The Company, members of its Board of Directors and certain of its executive officers and employees may be deemed to be “participants” (as defined in Instruction 3 to Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of revocations of consent from the Company's stockholders in connection with the Garg Group's consent solicitation. Information regarding such persons and their direct or indirect interests in the Company, by security holdings or otherwise, is set forth in the Company's definitive consent revocation statement, filed with the SEC on August 28, 2026. This document may be obtained free of charge from the sources indicated above.

Appendix: Glassdoor Citations Section Seven 32

Glassdoor Citations (from Page 20) 33 1. Senior Product Manager, May 8, 2026. 2. Anonymous Employee, June 2, 2026. 3. Product Manager, February 9, 2026. 4. Coordinator, February 25, 2026. 5. Senior Software Engineer, April 16, 2025. 6. Senior Manager, January 8, 2026. 7. Director, December 15, 2024. 8. Anonymous Employee, April 15, 2025. 9. Processing Manager, December 3, 2024. 10. Anonymous Employee, December 12, 2023. 11. LCA, January 25, 2024. 12. Anonymous Employee, December 1, 2023. 13. Anonymous Employee, September 21, 2023. 14. Sales Manager, June 16, 2023. 15. Operations Employee, March 29, 2023. 16. Sales Manager, March 9, 2023. 17. Loan Consultant, February 6, 2023. 18. Loan Processor, February 2, 2023. 19. Anonymous Employee, November 28, 2022. 20. Sales Director, October 21, 2022. 21. Sales Advisor, September 29, 2022. 22. Executive Assistant, September 28, 2022. 23. Director, September 20, 2022. 24. Coordinator, August 25, 2022. 25. Sales Development Representative, August 26, 2022. 26. Customer Experience Associate, July 21, 2022. 27. Associate Home Advisor, June 29, 2022. 28. Issue Resolution Specialist, June 28, 2022. 29. Anonymous Employee, May 30, 2022. 30. Anonymous Employee, May 13, 2022. 31. Senior Manager, Operations Intelligence, April 17, 2022.

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